UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2014

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Enterprise Way, 3rd Floor, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 498-6000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e ) On February 12, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Financial Engines, Inc. (the “Company”), approved the cash compensation for 2014 for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated April 1, 2013 (the “NEOs”), including the targets under the Company’s 2014 Executive Cash Incentive Plan (the “CIP”), which are expressed as a percent of base salary and which pay out depending upon achievement of pre-determined metrics under the bonus plan. The bonus plan is based upon the Company’s fiscal year, while the base salary increases are scheduled to take effect on April 1, 2014.

The bonus potential for our Executive Vice President, Investment Management and Chief Investment Officer includes an individual performance factor (“IPF”) under the CIP, as specified by the Committee. The IPF bonus amount is based upon one or more performance criteria under the CIP and will increase the bonus potential up to an additional 20% of the executive officer’s base salary if the IPF metric is achieved above the specified target level, and zero if the IPF metric is not achieved above such target level. Further, if the IPF metric is achieved at less than the specified threshold level, the Committee has the discretion to reduce the executive officer’s bonus, if any, under the CIP for the 2014 fiscal year by up to 20% of the executive officer’s base salary, pursuant to the Committee’s general discretion to reduce bonuses payable under the CIP. IPF metric achievement will be determined relative to threshold and target performance goals as specified by the Committee.

Also on February 12, 2014, the Committee approved the following grants of equity awards to NEOs, pursuant to the terms of the Company’s Amended and Restated 2009 Stock Incentive Plan. The number of shares to be granted pursuant to the awards will be calculated on February 24, 2014, using the Black Scholes value for purposes of the stock options and the closing price of the Company’s stock as listed on The NASDAQ Stock Market for purposes of the RSUs, and will be granted on February 26, 2014.

The non-qualified stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The options will vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The options will have a term of ten years and are subject to other terms set forth in the standard form of Stock Option Agreement. The restricted stock units will vest over four years, with 25% vesting annually on the anniversary of the grant date, subject to additional vesting and other terms that may apply as set forth in the standard form Restricted Stock Unit Agreement.

Name	Position	2014 CIP Target as a Percent of Base Salary(1)	Stock Options ($)	Restricted Stock Units ($)
Jeffrey N. Maggioncalda	Chief Executive Officer and Director	85%	$862,500	$862,500
Lawrence M. Raffone	President	125%	$675,000	$675,000
Raymond J. Sims	Executive Vice President, Chief Financial Officer and Chief Risk Officer	60%	$425,000	$425,000
Christopher L. Jones	Executive Vice President, Investment Management and Chief Investment Officer	150%	$550,000	$550,000

(1)	Pursuant to the CIP, base salary includes salary earned during the award period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

February 14, 2014	By:	/s/ Raymond J. Sims
Name: Raymond J. Sims
Title: Executive Vice President, Chief Financial Officer and Chief Risk Officer